AMENDMENT TO ATLANTIC GULF COMMUNITIES CORPORATION
                           AMENDED AND RESTATED BYLAWS

         This Amendment to Atlantic Gulf Communities Corporation Amended and Restated Bylaws (this"Amendment") is entered into as of this 24th day of March, 1999 (the "Effective Date") .

         Reference is hereby made to the Atlantic Gulf Communities Corporation Amended and Restated Bylaws, dated as of February 17, 1997, as amended to date (the "Bylaws"). Capitalized terms used herein and not otherwise defined have the meanings given to them in the Bylaws.

         The Board of Directors (the "Board") of Atlantic Gulf Communities Corporation (the "Company") believes that is in the best interests of the Company to amend the Bylaws to give itself the maximum flexibility in setting the date and time of the Company's Annual Meeting of Stockholders.

         Accordingly, the first paragraph of Section 2.1 of the Bylaws is hereby amended and restated in its entirety to read as follows: "The annual meeting of stockholders shall be held each year on such date (other than a legal holiday) and at such time as the Board designates."

         From and after the Effective Date of this Amendment, all references to the Bylaws in the Bylaws shall be to the Bylaws as amended by this Amendment.

         From and the Effective Date of this Amendment, except as expressly amended hereby, the provisions of the Bylaws shall remain in full force and effect.

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         THE UNDERSIGNED, BEING THE SECRETARY OF ATLANTIC GULF COMMUNITIES
CORPORATION (THE "COMPANY"), HEREBY CERTIFIES THAT THE FOREGOING AMENDMENT TO ATLANTIC GULF COMMUNITIES CORPORATION AMENDED AND RESTATED BYLAWS WAS ADOPTED BY THE BOARD OF DIRECTORS OF THE COMPANY, EFFECTIVE AS OF MARCH 24TH, 1999.

                                    By:
                                       --------------------------------
                                             Joel K. Goldman
                                             Secretary